Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2008
SECOND QUARTER AND SIX MONTH RESULTS
________________________________________________________________

HAUPPAUGE, NY – May 14, 2008 - Hauppauge Digital, Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the second fiscal quarter and six month period ended March  31, 2008.

SECOND QUARTER RESULTS

Net sales were $17.5 million for the second quarter of fiscal 2008 compared to $29.9 million for the previous year’s second quarter, a decrease of approximately 41%.

The Company  had a net loss of  $1,525,078 for the second fiscal quarter ended March 31, 2008, compared to net income of $1,276,933 for the second fiscal quarter ended March 31,  2007.  Net loss per share for the second fiscal quarter ended March 31, 2008 was $0.15 on a basic and diluted basis, compared to net income per share of $0.13 and $0.12 on a basic and diluted basis, respectively, for the second fiscal quarter ended March 31, 2007.

SIX MONTH RESULTS

Net sales were $54.6 million for the six months ended March 31, 2008  compared to $59.8 million for the six moths ended March 31, 2007,  a decrease of approximately 9%.

The Company had net income of $937,911 for the six months ended  March 31, 2008, compared to net income of $3,479,669 for the six months ended March 31,  2007.  Net income  per share for the six months  ended March 31, 2008 was $0.09 on a basic and diluted basis, compared to net income per share of $0.36 and $0.34 on a basic and diluted basis, respectively,  for the six months  ended March 31, 2007.

DISCUSSION OF RESULTS

“Several programs with personal computer manufacturers were discontinued in the quarter due to a shift in focus to lower cost PCs which do not include TV tuners. The termination of these programs resulted in lower sales to some of our largest customers . In addition, one of our retailers in the U.S., CompUSA, went into liquidation which resulted in lower sales in North America.” said Ken Plotkin,  Hauppauge’s Chief Executive Officer.  “Due to the termination of these programs with computer manufacturers plus the closing of CompUSA, we are reviewing our operations and cost structure but we remain  focused on the introduction and marketing of new products over the next several quarters”.

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore and sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California. The Company’s Internet web site can be found at http://www.hauppauge.com.

This press release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this press release may not occur.   Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, projected or anticipated benefits from acquisitions to be made by us, or projections involving anticipated revenues, earnings or other aspects of our operating results.  The words "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences (including, but not limited to, those set forth in our public reports filed with the Securities and Exchange Commission including, but not limited to, our Annual Report on Form 10-K for the year ended September 30, 2007, our Form 10-Q for the quarters ended June 30, 2007,  December 31, 2007 and  our Form 10-Q for the three months March  31, 2008 to be filed with the Securities and Exchange Commission) many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

[ Financial Table Follows ]

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months ended March 31,
	2008 (Unaudited)	2007 (Unaudited)
Net Sales	$17,512,692	$29,891,841
Cost of Sales	14,173,271	24,248,250
Gross Profit	3,339,421	5,643,591

Selling, General and Administrative expenses	3,950,288	3,550,240
Research & Development expenses	978,939	749,827
Income (loss) from operations	(1,589,806)	1,343,524

Other income (expense) :
Interest income	10,623	9,347
Foreign currency	(4,344)	(18,245)
Total other income (expense)	6,279	(8,898)
Income (loss) before taxes	(1,583,527)	1,334,626
Tax provision (benefit)	(58,449)	57,693
Net income (loss)	$(1,525,078)	$1,276,933

Net income (loss) per share
Basic	$(0.15)	$0.13
Diluted	$(0.15)	$0.12

Weighted average shares-basic	9,880,866	9,885,419
Weighted average shares-diluted	9,880,866	10,557,404

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
Net Sales	$54,560,153	$59,810,974
Cost of Sales	43,079,671	47,349,846
Gross Profit	11,480,482	12,461,128

Selling, General and Administrative expenses	8,502,856	7,352,463
Research & Development expenses	1,892,696	1,503,271
Income from operations	1,084,930	3,605,394

Other income (expense) :
Interest income	16,817	21,738
Foreign currency	(31,953)	(6,218)
Total other income (expense)	(15,136)	15,520
Income before income tax expense	1,069,794	3,620,914
Income tax expense	131,883	141,245
Net income	$937,911	$3,479,669

Net income per share
Basic	$0.09	$0.36
Diluted	$0.09	$0.34

Weighted average shares-basic	9,918,434	9,781,009
Weighted average shares-diluted	10,187,134	10,367,562

HAUPPAUGE DIGITAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2008	2007
	Unaudited
Assets:

Current Assets:
Cash and cash equivalents	$11,309,504	$11,581,657
Trade receivables, net of various allowances	6,792,353	15,038,751
Other non trade receivables	1,686,803	8,629,075
Inventories	15,977,066	13,521,864
Deferred tax asset-current	603,078	603,078
Prepaid expenses and other current assets	1,327,783	802,575
Total curent assets	37,696,587	50,177,000

Property, plant and equipment, net	813,770	745,121
Security deposits and other non current assets	101,993	110,165
Deferred tax asset-non current	887,611	887,611
Total assets	$39,499,961	$51,919,897

Liabilities and Stockholders’ Equity :

Current Liabilities:
Accounts payable	$7,219,741	$20,635,137
Accrued expenses- fees	5,841,550	5,827,356
Accrued expenses	2,030,580	2,374,410
Income taxes payable	67,853	141,913
Total current liabilities	15,159,724	28,978,816

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized
10,773,630 and 10,597,002 issued, respectively	107,736	105,970
Additional paid-in capital	16,170,605	15,497,703
Retained earnings	11,964,795	11,026,884
Accumulated other comprehensive income	(1,498,562)	(1,325,971)
Treasury Stock, at cost, 759,579 and 749,579 shares	(2,404,337)	(2,363,505)
Total stockholders' equity	24,340,237	22,941,081
Total liabilities and stockholders’ equity	$39,499,961	$51,919,897

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